UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2024

FIVE POINT HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On March 1, 2024, Five Point Holdings, LLC (the “Company”) announced the appointment of Michael Alvarado as Chief Operating Officer of the Company, effective immediately. Mr. Alvarado will also continue to serve in his position as the Company’s Chief Legal Officer, Vice President and Secretary.

Mr. Alvarado, 58, has served as the Company’s Chief Legal Officer, Vice President and Secretary since May 2016, prior to which he served as General Counsel for our management company starting in 2011. Prior to joining the management company, Mr. Alvarado spent nearly 20 years at Allen Matkins Leck Gamble Mallory & Natsis LLP, where he represented public and private real estate companies, operators and financial institutions in real estate development and finance transactions on projects throughout the country. Mr. Alvarado holds a B.A. in Political Science from the University of California at Los Angeles and a J.D. from Stanford University.

Mr. Alvarado has no family relationship with any director, executive officer or person nominated to become a director or executive officer of the Company. Mr. Alvarado has not engaged in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. There are no arrangements or understandings between Mr. Alvarado and any other person pursuant to which he was appointed as the Company’s Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 1, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIVE POINT HOLDINGS, LLC

Date: March 1, 2024	By:	/s/ Daniel Hedigan
	Name:	Daniel Hedigan
	Title:	Chief Executive Officer